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                                                                      EXHIBIT 11

                  SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE
                     (In millions except per share amounts)

                                                                                  FOR THE YEAR ENDED DECEMBER 31,
                                                                            1998               1997               1996
                                                                            ----               ----               ----
                              BASIC
Income from continuing operations                                         $  640.1           $  428.8           $  557.5
Preferred stock dividends, net of taxes                                      (10.1)             (11.3)             (11.3)
                                                                          --------           --------           --------
Income from continuing operations available to
    common stockholders                                                      630.0              417.5              546.2
Net income from discontinued operations                                         --               11.1               22.5
Loss on disposal of discontinued operations                                     .7              (82.6)                --
Cumulative effect of changes in accounting principles                        (17.3)             (13.2)                --
                                                                          --------           --------           --------
Net income available to common stockholders                               $  613.4           $  332.8           $  568.7
                                                                          ========           ========           ========

Weighted average shares outstanding                                          286.5              287.3              289.4
                                                                          --------           --------           --------

BASIC EARNINGS PER SHARE:
Income from continuing operations                                         $   2.20           $   1.45           $   1.89
Income from discontinued operations                                             --               0.04               0.08
Loss on disposal of discontinued operations                                     --              (0.28)                --
Cumulative effect of changes in accounting principles                        (0.06)             (0.05)                --
                                                                          --------           --------           --------
Net income                                                                $   2.14           $   1.16           $   1.97
                                                                          ========           ========           ========

                              DILUTED
Income from continuing operations                                         $  640.1           $  428.8           $  557.5
Adjustments to net income:
      Assumed additional cost if ESOP shares are fully converted
      net of certain tax benefits                                             (2.0)              (2.4)              (2.7)
                                                                          --------           --------           --------
Diluted income from continuing operations                                    638.1              426.4              554.8
Net income from discontinued operations                                         --               11.1               22.5
Loss on disposal of discontinued operations                                     .7              (82.6)                --
Cumulative effect of changes in accounting principles                        (17.3)             (13.2)                --
                                                                          --------           --------           --------
Diluted net income                                                        $  621.5           $  341.7           $  577.3
                                                                          ========           ========           ========

Weighted average shares outstanding                                          286.5              287.3              289.4
Add incremental shares representing:
      Shares issuable upon exercise of stock options                           2.4                2.8                1.6
      Performance incentive shares issuable                                     .3                 .3                 .2
      Shares issuable upon conversion of ESOP shares                           8.0                8.1                8.4
                                                                          --------           --------           --------
Weighted average number of shares as adjusted                                297.2              298.5              299.6
                                                                          ========           ========           ========

DILUTED EARNINGS PER SHARE:
Income from continuing operations                                         $   2.15           $   1.43           $   1.85
Income from discontinued operations                                             --               0.04               0.08
Loss on disposal of discontinued operations                                     --              (0.28)                --
Cumulative effect of changes in accounting principles                        (0.06)             (0.04)                --
                                                                          --------           --------           --------
Net income                                                                $   2.09           $   1.15           $   1.93
                                                                          ========           ========           ========


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